EXHIBIT 10.3

Amendment 2013-1 to the
Barnes Group Inc. Supplemental Executive Retirement Plan

Sections 4.1 and 4.2 of the Barnes Group Inc. Supplemental Executive Retirement Plan, as amended effective July 23, 2013 (the “SERP”), shall be amended as follows:

1.	The second sentence in Section 4.1 of the SERP is hereby restated in its entirety to read as follows:

“A Participant who does not have a Spouse on the date the payment of benefits hereunder actually commences (with regard to Section 5.1) shall not be entitled to a benefit under the Plan.”

2.	Section 4.2 of the SERP is hereby restated in its entirety to read as follows:

“Qualified Plan Component. This component shall be the product, determined as of the Participant's Benefit Commencement Date hereunder, of (a) the Participant's Qualified Plan Benefit, times (b) one (1.0) minus the 50% contingent annuitant factor applicable under the Qualified Plan for the ages of the Participant and the Participant's Spouse.”

3.	In all respects not amended, the SERP is hereby ratified and confirmed.

Date of Approval by the Board of Directors: July 23, 2013